                                  Exhibit 99.1


                                 RES-CARE, INC.

                         CONSENT SOLICITATION STATEMENT

                 SOLICITATION OF CONSENTS TO AMEND THE INDENTURE
                   GOVERNING THE 10 5/8% SENIOR NOTES DUE 2008
              (CUSIP NUMBER 760943 AF 7, ISIN NUMBER US760943 AF 7)

         We ("ResCare" or the "Company") are soliciting consents of registered holders (the "Registered Holders") as of November 18, 2003 (the "Record Date") of the 10 5/8% Senior Notes Due 2008 (the "Notes") to the adoption of certain amendments to the Indenture, dated as of November 15, 2001 (the "Indenture"), among us, the Guarantors named therein, and Wells Fargo Bank Minnesota, National Association, as successor in interest to National City Bank, as trustee (the "Trustee").

         If we receive the Requisite Consents (as defined below) on the Expiration Date (as defined below) and the other conditions set forth herein are satisfied or waived, we will (i) adopt the proposed amendments, (ii) enter into a supplemental indenture (the "Supplemental Indenture") to amend the Indenture, and (iii) pay a consent fee (the "Consent Fee") of $2.50 per $1,000 principal amount of the Notes to the consenting Registered Holders of Notes as described herein. The purpose of the solicitation is discussed in more detail below.

         THE PROPOSED AMENDMENTS WILL BE BINDING ON ALL REGISTERED HOLDERS, INCLUDING THOSE THAT DO NOT TIMELY CONSENT TO THE PROPOSED AMENDMENTS. HOWEVER, ONLY THOSE REGISTERED HOLDERS THAT TIMELY CONSENT (AND DO NOT REVOKE SUCH CONSENT) BEFORE THE EXPIRATION DATE WILL BE ELIGIBLE TO RECEIVE THE CONSENT FEE.

--------------------------------------------------------------------------------
THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, DECEMBER 8, 2003, UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). CONSENTS MAY BE REVOKED AT ANY TIME BEFORE THE EXPIRATION DATE, BUT NOT THEREAFTER.
--------------------------------------------------------------------------------

        Only Registered Holders as of the Record Date will be entitled to consent to the proposed amendments. Registered Holders may consent by executing and delivering, before the Expiration Date, a properly completed consent form (a "Consent") in accordance with the instructions described in this Consent Solicitation Statement and the Consent. For purposes of book entry Notes, only The Depository Trust Company ("DTC") participant listed on the official DTC position listing as of the Record Date will be entitled to execute the Consent as the Registered Holder thereof, pursuant to the DTC omnibus proxy for participants entitled to consent as of the Record Date (the "DTC Omnibus Proxy").

         Your consent is important regardless of the size of your holdings because the consents of Registered Holders of at least a majority in aggregate principal amount of outstanding Notes (the "Requisite Consents") are needed to approve the proposed amendments. There was $150,000,000 in aggregate principal amount of Notes outstanding on the Record Date. Failure to complete and return a Consent will have the effect of a vote against the proposed amendments.

         All properly completed, executed and dated Consents must be received by Georgeson Shareholder Communications, Inc., in its capacity as tabulation agent (the "Tabulation Agent"), on or before 5:00 p.m., New York City time, on the Expiration Date. We may extend the Expiration Date in our sole discretion.

         A Consent, return envelope and related materials are enclosed with this Consent Solicitation Statement. Deliveries of Consents should be made only to the Tabulation Agent, at the address or facsimile number set forth on the back cover of this Consent Solicitation Statement. Consents should not be delivered to the Solicitation Agent or the Company. DO NOT, FOR ANY REASON, DELIVER YOUR NOTES TO US, THE TRUSTEE, THE INFORMATION AGENT, THE TABULATION AGENT OR THE SOLICITATION AGENT.

         Requests for assistance in completing and delivering Consents, or for additional copies of the Consent or this Consent Solicitation Statement, should be directed to the Information Agent at the address or telephone numbers set forth on the back cover of this Consent Solicitation Statement. Questions concerning the terms of the solicitation should be directed to the Solicitation Agent at the address or telephone numbers set forth on the back cover of this Consent Solicitation Statement.

                             The Solicitation Agent:

                               UBS INVESTMENT BANK

         This Consent Solicitation Statement is dated November 21, 2003.

                                TABLE OF CONTENTS



IMPORTANT INFORMATION.............................................................................................1
Cautionary Statement Concerning Forward-Looking Statements and Risk Factors.......................................1

SUMMARY...........................................................................................................3
About Our Company.................................................................................................3
Purpose of the Consent Solicitation...............................................................................3
Consent Fee.......................................................................................................4
Requisite Consents................................................................................................4
Procedure for Consenting..........................................................................................4
Expiration Date...................................................................................................4
Conditions of the Solicitation....................................................................................4
Revocation of Consents............................................................................................4
Additional Information............................................................................................4

THE NOTES AND THE COMPANY.........................................................................................5
The Notes.........................................................................................................5
The Company.......................................................................................................5
Recent Development................................................................................................7

SUMMARY OF THE TRANSACTIONS.......................................................................................8
The Credit Facility...............................................................................................8
Redemption of the 6% Notes........................................................................................8
Sources and Uses of Funds.........................................................................................8

CAPITALIZATION...................................................................................................10

PURPOSE OF THE CONSENT SOLICITATION..............................................................................11
Description of the Proposed Amendments...........................................................................11

THE CONSENT SOLICITATION.........................................................................................12
General Terms of the Solicitation................................................................................12
Consent Fee......................................................................................................12
Requisite Consents...............................................................................................12
Procedure for Consenting.........................................................................................13
Consent Procedures for Holders Whose Notes Are Not Held in Their Name............................................13
Consent Procedures for Purchasers of Notes After the Record Date.................................................13
Expiration Date, Extensions, Termination and Amendment...........................................................14
Conditions of the Solicitation...................................................................................14
Revocation of Consents...........................................................................................15
Expenses of Solicitation.........................................................................................15

CERTAIN INCOME TAX CONSIDERATIONS................................................................................16
Consequences of the Consent Solicitation.........................................................................16
Treatment of the Consent Fee.....................................................................................17
Backup Withholding...............................................................................................17

WHERE YOU CAN FIND ADDITIONAL INFORMATION........................................................................17

DOCUMENTS INCORPORATED BY REFERENCE..............................................................................17

EXHIBIT A.......................................................................................................A-1
EXHIBIT B.......................................................................................................B-1

                              IMPORTANT INFORMATION

         The solicitation is being made on the terms and conditions contained in this Consent Solicitation Statement. The Record Date for purposes of this solicitation is the close of business on November 18, 2003. However, we may, in our sole discretion, establish a new date that, when chosen, will be deemed to be the "Record Date" for purposes of this solicitation. Only Registered Holders on the Record Date and their duly designated proxies will be entitled to consent to the proposed amendments. For purposes of book entry Notes, only the DTC participant listed on the official DTC position listing as of the Record Date will be entitled to execute the Consent as the Registered Holder thereof, pursuant to the DTC Omnibus Proxy. Capitalized terms used in this Consent Solicitation Statement and not otherwise defined have the meanings given to such terms in the Indenture. When we refer to this "Consent Solicitation Statement," we are referring not only to this Consent Solicitation Statement, but also to the exhibits and other documents that we refer to in, and incorporate by reference into, this document.

         You should rely only on the information contained in or incorporated by reference into this Consent Solicitation Statement. We have not authorized anyone to provide you with different or supplemental information. You should not assume that the information in this Consent Solicitation Statement is accurate as of any date other than the date on the cover page. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that the information contained in it is correct as of any time after the date on the cover page or that there has been no change in the information contained in, or incorporated by reference into, this Consent Solicitation Statement. By delivering your Consent, you represent that you are consenting to the proposed amendments solely based on the information contained in, or incorporated by reference into, this Consent Solicitation Statement and your own examination of us and the terms of the proposed amendments.

         The contents of this Consent Solicitation Statement should not be construed as legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor as to those matters. This Consent Solicitation Statement does not constitute a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make this solicitation.

         None of us, the Trustee, the Information Agent, the Tabulation Agent or the Solicitation Agent makes any recommendation as to whether Registered Holders should consent to the proposed amendments.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS AND RISK FACTORS

         We have made and incorporated by reference in this Consent Solicitation Statement numerous forward-looking statements about our financial condition, results of operations, cash flows, dividends, financing plans, business strategies, capital or other expenditures, competitive positions, growth opportunities, plans and objectives of management and other matters. The words "estimate," "project," "intend," "expect," "believe," "forecast" and similar expressions are intended to identify these forward-looking statements, but some of these statements may use other phrasing. In addition, any statement in this Consent Solicitation Statement that is not a historical fact is a "forward-looking statement." Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from historical results or from any results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

         - changes in reimbursement rates, policies or payment practices by third-party payors, whether initiated by the payor or legislatively mandated;

         - the loss of major customers or contracts with federal or state government agencies;

         -        impairment of our rights in our intellectual property;

         -        increased or more effective competition;

         - changes in laws or regulations applicable to us or failure to comply with existing laws and regulations;

         - future health care or budget legislation or other health reform initiatives;

         - increased exposure to professional negligence liability, workers' compensation and health insurance claims;

         -        changes in company-wide or business unit strategies;

         - the effectiveness of our advertising, marketing and promotional programs; and

         -        increases in interest rates.

         Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Except as required by law, we expressly disclaim any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Consent Solicitation Statement or to reflect the occurrence of unanticipated events.

         Other important factors are identified in our Annual Report on Form 10-K for the year ended December 31, 2002, and in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, which are incorporated by reference into this Consent Solicitation Statement, including factors identified under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Certain Risk Factors" in each of those reports. We assume no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SOME INFORMATION ABOUT US AND THIS CONSENT SOLICITATION. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS CONSENT SOLICITATION STATEMENT IN ITS ENTIRETY TOGETHER WITH THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES FOUND IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), INCLUDING THOSE LISTED UNDER THE HEADING "DOCUMENTS INCORPORATED BY REFERENCE." YOU SHOULD ASSUME THAT THE INFORMATION IN THIS CONSENT SOLICITATION STATEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS CONSENT SOLICITATION STATEMENT, OR, IN THE CASE OF DOCUMENTS WE PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE, AS OF THE DATE OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES. IN THIS CONSENT SOLICITATION STATEMENT, UNLESS SPECIFICALLY NOTED OTHERWISE, "WE," "US" AND "OUR" OR THE "COMPANY" REFER TO RES-CARE, INC. AND ITS SUBSIDIARIES.

ABOUT OUR COMPANY

         ResCare is a leading provider of residential, therapeutic, job training, educational and support services to populations with special needs, including persons with developmental and other disabilities, to youth with special needs and to adults who are experiencing barriers to employment. Our programs include an array of services provided in both residential and non-residential settings for adults and youths with mental retardation or other developmental disabilities (MR/DD) and disabilities caused by acquired brain injury (ABI), and youths who have special educational or support needs, are from disadvantaged backgrounds, or have severe emotional disorders, including some who have entered the juvenile justice system. Since January 2003, we have provided services to welfare recipients, young people and people who have been laid off or have special barriers to employment, to transition them into the workforce and enable them to become productive employees.

         At September 30, 2003, we provided services to approximately 32,000 persons with special needs in 32 states, Washington, D.C., Canada and Puerto Rico. At September 30, 2003, we provided services to approximately 22,000 persons with disabilities in community group homes, personal residences and other community-based programs and in larger facilities, and to approximately 8,000 disadvantaged youths in federally funded Job Corps centers and approximately 2,000 at-risk and troubled youths in juvenile treatment programs and facilities operated for state and local agencies.

         Our principal executive offices are located at 10140 Linn Station Road, Louisville, Kentucky 40223-3813, and our telephone number is (502) 394-2100.

PURPOSE OF THE CONSENT SOLICITATION

         The purpose of this consent solicitation is to obtain the consent of Registered Holders of our Notes to amendments to the Indenture that would allow us to undertake transactions to strengthen our balance sheet and improve our financial flexibility. We propose to:

         - replace our existing $80 million senior secured credit facility with a new $135 million senior secured credit facility, which will initially include a $100 million revolving credit facility and a $35 million term loan; and

         - redeem, primarily with cash on hand, the outstanding $87 million aggregate principal amount of our 6% Convertible Subordinated Notes Due 2004 ("6% Notes") before they mature in December 2004.

See "Purpose of the Consent Solicitation" for a description of the proposed amendments.

CONSENT FEE

         A cash payment of $2.50 will be paid to each Registered Holder of Notes as of the Record Date for each $1,000 principal amount of Notes for which a Consent has been accepted, payable upon satisfaction of the General Conditions (as defined below) and promptly following the execution of the Supplemental Indenture. See "The Consent Solicitation-Consent Fee." If this consent solicitation is withdrawn or otherwise not completed, including as a result of the failure to meet the General Conditions, the Consent Fee will not be paid or payable.

REQUISITE CONSENTS

         The adoption of the proposed amendments requires the consent of Registered Holders of at least a majority in aggregate principal amount of outstanding Notes. There were $150,000,000 aggregate principal amount of Notes outstanding on the Record Date. Registered Holders who wish to deliver a valid Consent must consent to all of the proposed amendments.

PROCEDURE FOR CONSENTING

         To consent to the proposed amendments, you must deliver a properly completed and executed Consent, a form of which is enclosed with this Consent Solicitation Statement, to the Tabulation Agent on or before the Expiration Date in accordance with the instructions contained in this Consent Solicitation Statement and in the Consent.

         DO NOT, FOR ANY REASON, DELIVER YOUR NOTES TO US, THE TRUSTEE, THE INFORMATION AGENT, THE TABULATION AGENT OR THE SOLICITATION AGENT, AND DO NOT DELIVER THE CONSENT TO ANY PERSON OTHER THAN THE TABULATION AGENT.

EXPIRATION DATE

         The Expiration Date is 5:00 p.m., New York City time, on Monday, December 8, 2003, unless extended.

CONDITIONS OF THE SOLICITATION

         The proposed amendments will not become operative (and therefore the Supplemental Indenture will not become operative) unless all conditions to the consent solicitation described in this Consent Solicitation Statement under "The Consent Solicitation-Conditions of the Solicitation" are satisfied or waived

REVOCATION OF CONSENTS

         A Registered Holder may revoke its Consent if the Tabulation Agent receives written notice of revocation before the Expiration Date. Once a Consent has been revoked, the Registered Holder may redeliver its Consent on or before the Expiration Date by following the procedures described in this Consent Solicitation Statement under "The Consent Solicitation-Procedure for Consenting." Any Registered Holder who revokes a Consent will not receive the Consent Fee unless such Consent is redelivered within the respective time periods specified herein.

ADDITIONAL INFORMATION

         Requests for assistance in completing and delivering Consents, or for additional copies of the Consent or this Consent Solicitation Statement, should be directed to the Information Agent. Questions concerning the terms of the consent solicitation should be directed to the Solicitation Agent. See the back cover of this Consent Solicitation Statement for contact information.

                            THE NOTES AND THE COMPANY

THE NOTES

         The Notes (CUSIP No. 760943 AF 7, ISIN No. US760943 AF 7) bear interest at a rate of 10 5/8% per annum and will mature on November 15, 2008 (unless earlier redeemed by us).

         The Notes are presently rated B2 by Moody's Investors Services, Inc. and B- by Standard & Poor's Ratings Services.

THE COMPANY

         ResCare is a leading provider of residential, therapeutic, job training, educational and support services to populations with special needs, including persons with developmental and other disabilities, to youth with special needs and to adults who are experiencing barriers to employment. Our programs include an array of services provided in both residential and non-residential settings for adults and youths with mental retardation or other developmental disabilities (MR/DD) and disabilities caused by acquired brain injury (ABI), and youths who have special educational or support needs, are from disadvantaged backgrounds, or have severe emotional disorders, including some who have entered the juvenile justice system. Since January 2003, we have provided services to welfare recipients, young people and people who have been laid off or have special barriers to employment, to transition them into the workforce and enable them to become productive employees.

         At September 30, 2003, we provided services to approximately 32,000 persons with special needs in 32 states, Washington, D.C., Canada and Puerto Rico. At September 30, 2003, we provided services to approximately 22,000 persons with disabilities in community group homes, personal residences and other community-based programs and in larger facilities, and to approximately 8,000 disadvantaged youths in federally funded Job Corps centers and approximately 2,000 at-risk and troubled youths in juvenile treatment programs and facilities operated for state and local agencies.

         We have three reportable operating segments: (i) disabilities services,
(ii) youth services and (iii) training services. Information regarding each of these segments is included in the Notes to Consolidated Financial Statements in the annual and quarterly reports we file with the SEC.

         Disabilities Services

         We are the nation's largest private provider of services for individuals with MR/DD. At September 30, 2003, we served approximately 22,000 individuals in 28 states, Washington, D.C. and Canada. Services are provided mainly in community-based homes operated by us and in the homes of individuals with MR/DD. At September 30, 2003, approximately 94% of the disabilities services clients resided in community settings, either in group homes or in their own or their family's homes. Because most people with MR/DD require services over their entire lives and many states have extensive waiting lists of people requiring services, we have consistently experienced occupancy rates of at least 97% since 1996.

         We provide the following MR/DD services:

         - Periodic In-Home Services: These programs provide customized support which enables people to live in or return to their homes. Hourly units of service are provided in response to an individual's identified needs and may include personal care, habilitation, respite care, attendant care and - housekeeping. Services are provided for persons with developmental disabilities, physical disabilities, Alzheimer's disease and related disorders, spinal cord injuries, acquired brain injury, terminal illness and other needs.

         - Group Homes: Our typical group homes are family-style houses in the community where four to eight individuals live together. Well-trained staff provide 24-hour supervision and support. Residents are encouraged to take responsibility for their home, health and hygiene. They are also encouraged to actively take part in community functions.

         - Supported Living: Our supported living programs provide services tailored to the specific needs of one, two or three individuals living in a home or an apartment in the community. Individuals may need only a few hours of support each week, or they may require services 24 hours a day.

         - Residential Facilities: Our residential facilities serve 10 or more individuals in campus-style settings. In these facilities, we strive to create a home-like atmosphere that emphasizes individuality and choice.

         - Vocational and Day Activity Programs: These programs offer people with developmental disabilities the opportunity to become active in their communities and/or attain meaningful employment. Vocational programs contract with local industries to provide short- or long-term work. Day activity programs provide interactive and educational activities and projects for individuals to assist them in reaching their full potential.

         Revenues for our Disabilities Services operations are derived primarily from state Medicaid programs and from management contracts with private operators, generally not-for-profit providers, who contract with state government agencies and are also reimbursed under the Medicaid program. We also provide respite, therapeutic and other services on an as-needed basis or hourly basis through our periodic in-home services programs that are reimbursed on a unit-of-service basis. Reimbursement methods vary by state and service type, and have historically been based on a flat-rate system, a cost-based reimbursement system, a per person per diem or a unit-of-service basis. Generally, rates are adjusted annually based upon historical costs experienced by us and by other service providers, or economic conditions and their impact on state budgets. At facilities and programs where we are the provider of record, we are directly reimbursed under state Medicaid programs for services we provide and revenues are affected by occupancy levels. At most facilities and programs that we operate pursuant to management contracts, the management fee is negotiated. Under certain management contracts, we are paid a fixed fee regardless of occupancy levels.

         Youth Services

         Through our youth services segment, we operate programs that are designed to address the specific needs of at-risk and troubled youths to enable each youth to be a more productive member of the community. The young people targeted to be served range from those who have special educational or support needs, to youths who exhibit a variety of behavioral and emotional disorders and in some instances have been diagnosed with mental retardation or other developmental disabilities, to pre-adjudicated and adjudicated youths who have entered the juvenile justice system. Special needs and at-risk youth programs operated through our Alternative Youth Services (AYS) subsidiary include residential treatment programs, the operation of alternative site and private schools, foster care programs and emergency shelters. Programs offered for troubled youths through our Youthtrack subsidiary include secure and staff-secure detention programs, long-term treatment programs, secure transportation, day treatment programs and monitoring, and transition and after-care programs.

         Our programs include a variety of educational, behavioral and vocational training, including individual, group and family counseling and training in social and independent living skills. These programs emphasize self-esteem, academic achievement, empathy development, critical thinking and problem solving, anger management and coping strategies, substance abuse treatment and relapse prevention.

         Most of the youth services programs are funded directly by federal, state and local government agencies, including school systems. Under these contracts, we are typically reimbursed based on fixed contract amounts, flat-rates or cost-based rates.

         Training Services

         Since 1976, we have been operating programs for disadvantaged youths through the federal Job Corps program administered by the U.S. Department of Labor (DOL), which provides for the educational and vocational skills training, health care, employment counseling and other support necessary to enable disadvantaged youths to become responsible working adults.

         We operate 15 Job Corps centers with a contracted capacity of approximately 8,000 people. The Job Corps program is designed to address the severe unemployment problem faced by disadvantaged youths throughout the country and Puerto Rico. Each center offers training in several vocational areas depending upon the particular needs and job market opportunities in the region. Students are required to participate in basic education classes to improve their academic skills and to complement their vocational training. Upon graduation or other departure from the program, each student is referred to the nearest Job Corps placement agency for assistance in finding a job or enrolling in a school or training program. Approximately 70% of the students completing the program have obtained jobs or continued their education elsewhere.

         Under Job Corps contracts, we are reimbursed for direct facility and program costs related to Job Corps center operations, allowable indirect costs for general and administrative costs, plus a predetermined management fee, normally a fixed percentage of facility and program costs. All of such amounts are reflected as revenue, and all such direct costs are reflected as facility and program costs. Final determination of amounts due under Job Corps contracts is subject to audit and review by the DOL, and renewals and extension of Job Corps contracts are based in part on performance reviews.

         We also provide, under separate contracts with the Department of the Interior or the primary operator, certain administrative, counseling, educational, vocational and other support services for several civilian conservation centers not operated by us. These civilian conservation centers are very similar to Job Corps centers, although funding for the program is provided through state agencies from the Department of the Interior.

         In January 2003, we purchased the assets of the Education and Training division of Arbor, Inc. (Arbor E&T). Arbor E&T operates job training and placement programs that assist disadvantaged job seekers in finding employment and improving their career prospects. Funded through more than 80 performance-based or fixed-fee contracts from local and state governments, Arbor E&T employs more than 375 staff, including counselors, trainers, career advisors and job developers. Based in Media, Pennsylvania, Arbor E&T operates 40 career centers in California, Georgia, New Jersey, New York and Pennsylvania.

RECENT DEVELOPMENT

         On November 11, 2003, Standard & Poor's Ratings Services announced that it had assigned its 'B+' senior secured debt rating to our proposed $135 million senior secured credit facility. According to the announcement, the facility is rated one notch above the Company's corporate credit rating, reflecting Standard & Poor's confidence that the distressed enterprise value would fully cover creditor claims in the event of a default. At the same time, Standard & Poor's affirmed its low speculative-grade 'B' corporate credit rating. Standard and Poor's also revised its rating outlook to stable from negative. The outlook change reflects ResCare's commitment to refinance its credit facility and purchase all of its outstanding 6% Notes.

                           SUMMARY OF THE TRANSACTIONS

         We propose to undertake the following transactions to strengthen our balance sheet and improve our financial flexibility:

         - Replacing our existing $80 million senior secured credit facility by entering into a new $135 million senior secured credit facility, including a $100 million revolving credit facility and a $35 million term loan.

         - Redeeming, primarily with cash on hand, the outstanding $87 million aggregate principal amount of our 6% Notes before they mature in December 2004.

         If completed, the transactions would result in significant interest expense savings in 2004. We also believe the transactions are likely to have a positive impact on our credit profile.

THE CREDIT FACILITY

         On November 5, 2003, we received a commitment for a new $135 million senior secured credit facility, including a $100 million revolving credit facility and a $35 million term loan. The new facility will replace our existing $80 million revolving credit facility, thereby enhancing our capacity to repurchase or redeem our 5.9% Convertible Subordinated Notes Due 2005 ("5.9% Notes") that mature in March 2005 and generally improving our financial flexibility.

         Since the issuance of the Notes in November 2001, changes in the insurance market have increased our self-insurance obligations, which are funded by outstanding letters of credit under our credit facility. Outstanding letters of credit increased from approximately $30 million as of December 31, 2001 to $43.6 million as of September 30, 2003. An additional $9 million is held as collateral in a cash account with an insurance carrier, which we may exchange for a letter of credit. The higher amount of outstanding letters of credit has reduced our borrowing capacity under our existing credit facility.

REDEMPTION OF THE 6% NOTES

         The indenture for our 6% Notes permits us to redeem the 6% Notes at 100.86% of face value beginning December 1, 2003. As of September 30, 2003, the outstanding 6% Notes totaled $87.1 million and we had cash and cash equivalents of $95.1 million available. The proposed amendments will allow us to repurchase or redeem all of the outstanding 6% Notes before maturity in lieu of incurring an additional 11 months of interest expense.

SOURCES AND USES OF FUNDS

         The following table sets forth the estimated sources and uses of funds for the transactions described above as if those transactions had closed on September 30, 2003 (dollars in millions):

                  SOURCES OF FUNDS:

                  Cash on Hand                                $ 95.1
                  New Revolving Credit Facility(1)                --
                  New Term Loan Facility(2)                     22.0
                                                              ------
                       Total sources                          $117.1
                                                              ======

                  USES OF FUNDS:

                  Repay existing 6% Notes(3)                  $ 87.8
                  Fees and Expenses                              3.0

                  Total Uses                                    90.8
                                                              ------
                  Excess Cash at Closing                      $ 26.3
                                                              ======

--------------------

(1) Committed $100 million revolving credit facility. At closing, approximately $53 million will be used for letters of credit and $47 million will be otherwise available.

(2) Of the $35 million available under the term loan, $22 million will be funded at closing. The balance of $13 million is expected to be drawn in March 2005, when the 5.9% Notes mature.

(3) Expected to be redeemed at 100.86% of face value of $87.1 million, which equals approximately $87.8 million.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company on a consolidated basis as of September 30, 2003 and as adjusted to reflect the following transactions:

         - entry into the new senior secured credit facility, with aggregate commitments thereunder of $135 million expected to consist of (1) the $100 million revolving credit facility and
                  (2) the $35 million term loan;

         - all indebtedness held by the current lenders under the Company's existing credit facility is refinanced and/or repaid (including by virtue of being deemed to be outstanding under the new credit facility);

         - the payment of fees and expenses related to the consent solicitation and the transactions listed above, including, among others, payment of the Consent Fee to the Registered Holders to be made in connection with this consent solicitation.


                       RES-CARE, INC. AND ITS SUBSIDIARIES


                                                         ----------------------------------
                                                           Actual               Adjusted
                                                         ----------------------------------
                                                              (dollars in millions)
         Cash and cash equivalents:                       $   95.1              $   26.3
                                                          --------              --------

         Existing credit facility:(1)
            Revolving credit facility                         --                    --
            6% convertible subordinated notes                 86.7                  --
              due 2004(2)

            5.9% convertible subordinated notes               12.8                  12.8
              due 2005

         New Credit Facility:
            New Revolving Credit Facility                     --                    --
            New Term Loan Facility(3)                         --                    22.0

         Capital leases and other debt                         4.3                   4.3

         10 5/8 % Senior Notes due 2008                      150.0                 150.0
                                                          --------              --------

           Total debt of the Company                         253.8                 189.1

         Stockholders' equity(4)                             188.8                 187.7
                                                          --------              --------

         Total capitalization                             $  442.6              $  376.8
                                                          ========              ========

(1) At September 30, 2003, there were no borrowings and $43.6 million of outstanding letters of credit.

(2)  Net of unamortized discount of $434,000.

(3) The Company anticipates drawing $22 million at the closing of the new credit facility. The balance of $13 million is expected to be drawn upon the repayment of the 5.9% Notes in March 2005.

(4)  Assumes net of tax expense of $1.1 million as a result of the transactions.

                       PURPOSE OF THE CONSENT SOLICITATION

         We are soliciting consents of the Registered Holders to amend the Indenture to allow us to undertake transactions that would strengthen our balance sheet and improve our financial flexibility. We propose to:

    - replace our existing $80 million senior secured credit facility with a new $135 million senior secured credit facility, including a $100 million revolving credit facility and a $35 million term loan; and

    - redeem, primarily with cash on hand, the outstanding $87 million aggregate principal amount of our 6% Notes before they mature in December 2004.

DESCRIPTION OF THE PROPOSED AMENDMENTS

         The table below provides a summary description of the proposed amendments.

---------------------------------------------------------------------------------------------------------------------
EXISTING COVENANT                                           PROPOSED REVISED COVENANT
---------------------------------------------------------------------------------------------------------------------

-        Under Section 4.11, we cannot permit liens to      -        As revised, the definition of "Permitted
         exist against our assets or the assets of our               Liens"  in Section 1.01 would allow liens
         subsidiaries other than "Permitted Liens"  unless           securing indebtedness of up to $135 million
         we take effective action to secure the Notes with           under a senior credit facility.
         a lien on the same collateral.                     -        As revised, the definitions of "Credit
-        The definition of "Permitted Liens"  in Section             Facility" and "Credit Facility Agreement" in
         1.01 allows liens securing indebtedness of up to            Section 1.01 would refer to our new $135
         $100 million under a senior credit facility.                million senior secured credit facility.
-        The definitions of "Credit Facility" and "Credit
         Facility Agreement" in Section 1.01 refer to our
         existing $80 million senior secured credit
         facility.

---------------------------------------------------------------------------------------------------------------------

-        Section 4.08 prohibits us from making any          -        As revised, the definition of  "Restricted
         "Restricted Payment" when certain conditions                Payment" in Section 1.01 would exclude any
         exist.                                                      redemption or repurchase of the 6% Notes or
-        The definition of  "Restricted Payment" in                  the 5.9% Notes.
         Section 1.01 includes the redemption of
         Subordinated Indebtedness (which includes the 6%
         Notes and the 5.9% Notes) before scheduled
         maturity.

---------------------------------------------------------------------------------------------------------------------

-        Section 4.06 limits our ability to incur           -        As revised, Section 4.06 would permit us to
         additional indebtedness if it would cause us to             incur indebtedness under a senior credit
         exceed a maximum  Consolidated Fixed Charge                 facility in an amount not to exceed the
         Coverage Ratio (as defined), except for                     greater of $135 million or the amount of our
         "Permitted Indebtedness."                                   Borrowing Base (as defined), subject to a
-        Section 4.06 permits us to incur indebtedness               maximum of $135 million.
         under a senior credit facility in an amount not
         to exceed the greater of $80 million or the
         amount of our Borrowing Base (as defined),
         subject to a maximum of $100 million.

---------------------------------------------------------------------------------------------------------------------
                                                            -        All other covenants remain in full force and
                                                                     effect.
---------------------------------------------------------------------------------------------------------------------

         The covenants described above contain certain capitalized terms. The definitions for terms we propose to amend are provided in Exhibit A and Exhibit B hereto. Exhibit A hereto sets forth the full text of the CURRENT PROVISIONS of the Indenture (summarized above) to be amended. Exhibit B hereto sets forth the full text of the PROVISIONS WE PROPOSE TO AMEND (if the Requisite Consents are obtained and the proposed amendments are adopted).

                            THE CONSENT SOLICITATION

GENERAL TERMS OF THE SOLICITATION

         You may not consent only to some of the proposed amendments. You may consent only to all of the proposed amendments or none of them. Partial or conditional Consents will not constitute valid Consents. If the Requisite Consents are not received by the Tabulation Agent on or before 5:00 p.m., New York City time, on the Expiration Date, the proposed amendments will not become operative.

         If the Requisite Consents are received and not revoked on or before the Expiration Date, we, the Guarantors and the Trustee will execute the Supplemental Indenture, and the proposed amendments will become operative.

         The proposed amendments will not become operative until after the satisfaction or waiver of the conditions to this consent solicitation. These conditions include receipt of the Requisite Consents and the satisfaction of the General Conditions described under the heading "- Conditions of the Solicitation."

         We reserve the right to amend the terms and conditions of this consent solicitation at any time before the Expiration Date for any reason, including, but not limited to, extending and/or terminating the consent solicitation at any time before the Expiration Date.

         IF THE REQUISITE CONSENTS ARE RECEIVED AND THE PROPOSED AMENDMENTS BECOME OPERATIVE, THE SUPPLEMENTAL INDENTURE AND THE AMENDMENTS TO THE INDENTURE EFFECTED THEREBY WILL BE BINDING ON ALL HOLDERS OF NOTES, INCLUDING NON-CONSENTING REGISTERED HOLDERS AND THEIR TRANSFEREES. All other provisions of the Indenture that are not amended by the Supplemental Indenture will remain in full force and effect. Regardless of the outcome of this consent solicitation, the Notes will continue to be outstanding and will continue to accrue interest as provided in the Notes and the Indenture.

         Only Registered Holders on the Record Date, or a subsequent holder who has obtained a valid proxy from the Registered Holder as of the Record Date, may submit a Consent. Each completed Consent should be delivered by hand, courier, mail (first class, postage prepaid) or facsimile (with the originally executed Consent to follow) to the Tabulation Agent at the address or facsimile number set forth on the back cover of this Consent Solicitation Statement. The Tabulation Agent will deliver a copy of each Consent to us and the Trustee. YOU SHOULD NOT DELIVER YOUR NOTES TO US, THE SOLICITATION AGENT, THE INFORMATION AGENT, THE TABULATION AGENT OR THE TRUSTEE, AND YOU SHOULD NOT DELIVER A CONSENT TO ANY PERSON OTHER THAN THE TABULATION AGENT. DELIVERY OF A CONSENT TO ANY PERSON OTHER THAN THE TABULATION AGENT WILL NOT BE VALID DELIVERY OF A CONSENT.

         Giving a Consent will not affect a Registered Holder's right to sell or transfer Notes. All valid Consents received, and not revoked, before the Expiration Date will be effective even if there is a later transfer of the Notes to which such Consent relates.

         Enclosed with this Consent Solicitation Statement is a Consent to be executed and delivered by the Registered Holders of the Notes, along with instructions on how to complete and deliver such Consent.

CONSENT FEE

         We will pay each Registered Holder of the Notes whose Consents have been accepted in this consent solicitation a Consent Fee equal to $2.50 for each $1,000 principal amount of Notes as to which a Consent has been delivered by such Registered Holder. The Consent Fee will be made promptly following the execution of the Supplemental Indenture. The Consents will expire if the proposed amendments do not become operative. Interest will not accrue on or be payable with respect to the payment of any Consent Fee.

REQUISITE CONSENTS

         To become operative, the proposed amendments must be approved by Registered Holders of at least a majority in aggregate principal amount of the Notes. There was $150,000,000 aggregate principal amount of Notes outstanding on the Record Date. Accordingly, Consents from Registered Holders of more than $75,000,000 aggregate principal amount of Notes must be received by the Tabulation Agent, and not revoked, on or before the Expiration Date. This Consent Solicitation Statement, the Consent and other related documents are being sent to all persons who are Registered Holders as of the close of business on the Record Date.

PROCEDURE FOR CONSENTING

         A properly completed, executed and dated Consent must be delivered to the Tabulation Agent at the address or facsimile number set forth on the back cover of this Consent Solicitation Statement on or before the Expiration Date.

         Only Registered Holders of the Notes as of the Record Date or holders of a valid proxy from a Registered Holder may deliver a Consent. Any beneficial owner of Notes who is not the Registered Holder of such Notes must arrange with the Registered Holder, or holders of a valid proxy from the Registered Holder, to execute and deliver the applicable Consent on such beneficial owner's behalf.

         Consents executed by the Registered Holder should be executed exactly the same way as their name(s) appear(s) on the Notes. If Notes to which a Consent relates are held by two or more joint Registered Holders, all Registered Holders should sign the Consent. If a Consent is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Registered Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and should submit to the Tabulation Agent, along with the Consent, appropriate evidence (satisfactory to us) of such person's authority to so act. If Notes are registered in different names, separate Consents must be executed by each Registered Holder.

CONSENT PROCEDURES FOR HOLDERS WHOSE NOTES ARE NOT HELD IN THEIR NAME

         Any person who wishes to deliver a Consent but whose Notes are held in the name of a brokerage firm, bank nominee or other institution must either:

         -        obtain a valid proxy from that institution, or

         - instruct that institution to execute the appropriate Consent on its behalf.

         We anticipate that DTC, as nominee holder of the Notes, will execute the DTC Omnibus Proxy, which authorizes its participants to consent with respect to the Notes owned by the DTC participants and held in the name of Cede & Co. as specified on the DTC position listing as of the Record Date. In such case, all references to holders shall, unless otherwise specified, include the DTC participants. For purposes of book entry Notes, the DTC participant listed on the official DTC position listing as of the Record Date shall be entitled to execute the consents as the Registered Holder thereof, pursuant to the DTC Omnibus Proxy.

CONSENT PROCEDURES FOR PURCHASERS OF NOTES AFTER THE RECORD DATE

         If a person purchases Notes after the Record Date and the Registered Holder of such Notes as of the Record Date previously consented (or thereafter consents) to the proposed amendments, such consent of the Registered Holder as of the Record Date, and not the subsequent holder, will be accepted by the Tabulation Agent if it was (or is) validly submitted. However, if a person purchases Notes after the Record Date and the Registered Holder of such Notes as of the Record Date has not previously consented to the proposed amendments, the purchaser may obtain a valid proxy from the Registered Holder as of the Record Date and submit a Consent on or before the Expiration Date.

         All questions as to the validity, form, eligibility, receipt and revocation of any Consent will be resolved by us in our sole discretion, and our determination will be final and binding. We reserve the right to waive any defects or irregularities or conditions of delivery as to a particular Consent. Our interpretation of the terms and conditions of the solicitation will be conclusive and binding.

EXPIRATION DATE, EXTENSIONS, TERMINATION AND AMENDMENT

         The term "Expiration Date" means 5:00 p.m., New York City time, on Monday, December 8, 2003, unless we, in our sole discretion, extend the period during which the consent solicitation is open. In that event, the term "Expiration Date" will mean the latest time and date on which the consent solicitation, as so extended, will expire. We reserve the right:

         - to extend the consent solicitation at any time or from time to time, until the Requisite Consents have been received;

         - to terminate the consent solicitation at any time before the Expiration Date, whether or not the Requisite Consents have been received; and

         - to amend, at any time or from time to time, the terms of the consent solicitation, including, without limitation, by revising the terms of the proposed amendments or by establishing a new Record Date.

         Any extension of the Expiration Date will be effective if we give oral or written notice thereof to the Trustee no later than 9:00 a.m. (and, if such notice is given orally, followed by written notice to the Trustee and the Solicitation Agent (given by facsimile or otherwise) no later than 4:00 p.m.), New York City time, on the first Business Day (as defined in the Indenture) following any previously announced Expiration Date. Any termination or amendment of the consent solicitation will be effective upon written notice thereof to the Trustee. Any extension, termination or amendment will be followed as promptly as practicable by written notice thereof to the Registered Holders as of the Record Date. Such notice may provide that we are extending the consent solicitation for a specified period of time or on a daily basis until 5:00 p.m., New York City time, on the date on which the Requisite Consents are received. Failure of any Registered Holder to receive such notice will not affect the extension, termination or amendment of the consent solicitation.

         If the consent solicitation is amended in a manner determined by us to materially affect holders of the Notes before the Expiration Date, we will promptly disclose such amendment and may, if appropriate, extend the consent solicitation for a period adequate to permit Registered Holders to properly deliver or revoke their Consents. Other than as set forth in this Consent Solicitation Statement, once delivered, Consents may not be revoked.

CONDITIONS OF THE SOLICITATION

         Notwithstanding any other provision of this Consent Solicitation Statement, the effectiveness of the proposed amendments is conditioned upon:

         - the receipt of the Requisite Consents with respect to the Indenture and the execution of the Supplemental Indenture; and

         -        satisfaction of the General Conditions defined below.

         We may, in our reasonable discretion, waive any or all of the General Conditions. We may not, however, waive the condition with respect to the receipt of the Requisite Consents or the execution of the Supplemental Indenture.

         The "General Conditions" will be deemed to have been satisfied on the Expiration Date, unless, on or after the date hereof and before the Expiration Date, there shall have been instituted or threatened or be pending any action, suit or other proceeding or investigation by any governmental authority or agency or any other person that:

         - questions the legality, validity, binding effect, enforceability or effectiveness of the proposed amendments or the entering into of the Supplemental Indenture;

         - seeks to have the Notes paid before maturity or which questions the accuracy or completeness of any of the statements made in or incorporated by reference into this Consent Solicitation Statement or in any of the other documents referred to herein; or

         - if adversely determined, would make unlawful or invalid, would enjoin the implementation of, or would impose damages as a result of, any of the foregoing.

REVOCATION OF CONSENTS

         Each properly completed and duly executed Consent will be counted, notwithstanding any subsequent transfer of the Notes to which such Consent relates, unless such Consent has been validly revoked in accordance with the procedures described below. A Consent or revocation thereof delivered by a Registered Holder on or after the Record Date shall be deemed to supersede any earlier Consent or revocation relating to the same Notes.

         Before the Expiration Date, any Registered Holder may revoke any Consent given as to any or all of its Notes (in integral multiples of U.S. $1,000). A Registered Holder desiring to revoke a Consent must, before the Expiration Date, deliver to the Tabulation Agent, by mail, hand delivery, overnight courier or facsimile, a written revocation of such Consent containing the name(s) and address(es) of such Registered Holder, the principal amount of Notes to which such revocation relates, the Registered Holder's DTC Participant Number, if any, and the guaranteed signature of such Registered Holder, if a signature guarantee was initially required for the Consent. Consents not properly or timely revoked will become irrevocable on the Expiration Date.

         A revocation must be executed by a Registered Holder exactly as the name of such Registered Holder appears on the Consent to which such revocation relates. If a revocation is signed by a trustee, executor, administrator, guardian, attorney in-fact, officer of a corporation or other Registered Holder acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit to the Tabulation Agent appropriate evidence (satisfactory to us) of such person's authority to so act, along with the revocation. A revocation shall be effective only as to the Notes identified in the revocation and only if such revocation complies with the provisions of this Consent Solicitation Statement.

         Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to revoke a Consent should contact such broker, dealer, commercial bank, trust company or other nominee promptly and instruct them to revoke such Consent.

         A REGISTERED HOLDER WHO HAS DELIVERED A REVOCATION MAY THEREAFTER DELIVER A NEW CONSENT BY FOLLOWING ONE OF THE PROCEDURES DESCRIBED ABOVE UNDER "-PROCEDURE FOR CONSENTING" AT ANY TIME BEFORE THE EXPIRATION DATE.

EXPENSES OF SOLICITATION

         We will bear the expenses of preparing, printing and mailing this Consent Solicitation Statement, including all exhibits, annexes, the form of Consent and other related documents to Registered Holders as of the Record Date. We will also bear all of our legal, accounting and other expenses. In addition to solicitation by use of the mail, Consents may be solicited by directors, officers, employees and agents of us in person or by telephone, telegram or other means of communication. These directors, officers, employees and agents will not be separately compensated for such solicitations but may be reimbursed for out-of-pocket expenses incurred by them in connection with this consent solicitation. Arrangements may also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding this Consent Solicitation Statement to the beneficial owners of the Notes held of record by those parties, and we may reimburse these entities for reasonable expenses incurred by them in connection with their participation.

         We have retained UBS Securities LLC ("UBS") as the Solicitation Agent for solicitation and advisory services in connection with this consent solicitation. As consideration from us for its services, UBS will receive the right of first refusal to act as the joint book-running underwriter, initial purchaser and/or placement agent in connection with certain public or private offerings of securities undertaken by us or any of our affiliated entities during the next 18 months. UBS will also be reimbursed for reasonable out-of-pocket expenses it incurs, including the reasonable fees and expenses of its counsel, and will be indemnified by us against certain liabilities, including liabilities under federal securities laws, in either case incurred in connection with this consent solicitation. UBS will solicit Consents from individuals, brokers, bank nominees and other institutional holders of the Notes.

         We have also retained Georgeson Shareholder Communications, Inc. as Tabulation Agent and as Information Agent to assist us in connection with this consent solicitation, and we will pay the Tabulation Agent and the Information Agent compensation for such assistance. The Tabulation Agent and the Information Agent will also be indemnified by us against certain liabilities and expenses it incurs in connection with this consent solicitation, including liabilities under the federal securities laws.

                        CERTAIN INCOME TAX CONSIDERATIONS

         The following is a general summary of the material United States federal income tax consequences to Registered Holders of delivering a Consent to, and receiving the Consent Fee as payment for approving, the proposed amendments. The following summary is intended for general informational purposes only. The discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This discussion does not purport to address all aspects of United States federal income taxation that may be relevant to particular Registered Holders in light of their individual circumstances or certain types of holders subject to special treatment under the Code including, but not limited to, insurance companies, tax exempt organizations, financial institutions, dealers in securities or foreign currencies, persons holding the Notes as part of a hedging or constructive sale transaction, "straddle," conversion transaction or other integrated transaction, persons that have a functional currency other than the U.S. dollar, investors in pass-through entities and persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States. Nor does it discuss any aspect of state, local or foreign taxation or estate and gift tax considerations. Accordingly, Registered Holders who are considering delivering a Consent to the proposed amendments should consult their tax advisor regarding the particular federal, state, local and foreign income and other tax consequences applicable to them that would result from the adoption of the proposed amendments. This discussion assumes that the Notes are held as capital assets within the meaning of Section 1221 of the Code by the Registered Holder thereof. No ruling has been or will be requested from the Internal Revenue Service (the "IRS") regarding the tax consequences of the adoption of the proposed amendments.

CONSEQUENCES OF THE CONSENT SOLICITATION

         The modification of a debt instrument triggers a deemed exchange (upon which gain or loss is realized to holders) (a "Deemed Exchange") if the modification is significant. Under Treasury Regulations, a modification of a debt instrument is a "significant" modification, and therefore triggers a Deemed Exchange, if, based on all the facts and circumstances and taking into account certain modifications of the debt instrument collectively, the degree to which legal rights or obligations are altered is "economically significant." Although the Treasury Regulations provide that a modification that adds, deletes or alters customary accounting or financial covenants is not a significant modification, not all of the proposed amendments may be considered as new amendments to financial or accounting covenants. We intend, however, to treat the proposed amendments as not being economically significant.

         Accordingly, we will treat the adoption of the proposed amendments as not causing a significant modification of the terms of the Notes, and therefore, not resulting in a Deemed Exchange of the Notes for United States federal income tax purposes. As a result, a Registered Holder should not realize any gain or loss for United States federal income tax purposes solely as a result of the proposed amendments.

         The IRS could assert, however, that as a result of the modifications pursuant to the proposed amendments, a Registered Holder should be deemed to have exchanged its Notes for "new" Notes. In such a case, a Registered Holder would realize gain or loss upon such Deemed Exchange equal to the difference between (i) the issue price of the "new" Notes, plus the Consent Fee, and (ii) the Registered Holders' adjusted tax basis in the "old" Notes.

TREATMENT OF THE CONSENT FEE

         Due to the absence of authority directly on point, the tax consequences of a Registered Holder's receipt of the Consent Fee is unclear. Under Treasury Regulations, if the yield on the "new" Notes varies from the yield on the "old" Notes by more than the greater of one quarter of one percent or five percent of the annual yield on the "old" Notes, the change in yield will trigger a Deemed Exchange. For purposes of determining the yield on the "new" Notes, the Treasury Regulations provide that any payments made by the issuer to the holder as consideration for the modification of a debt instrument are taken into account. If the Consent Fee is included in determining the yield on the "new" Notes, we believe that the change in yield between the "old" Notes and the "new" Notes should not be greater than the maximum amounts provided in the Treasury Regulations. Accordingly, in the case of a Registered Holder that delivers a Consent and receives the Consent Fee, the Consent Fee alone should not give rise to a Deemed Exchange. The Consent Fee should be treated as an amount paid to Registered Holders in consideration of the Consent pursuant to this consent solicitation. As a result, Registered Holders of the Notes most likely would recognize ordinary income in the amount of the Consent Fee received for United States federal income tax purposes. The Company intends to report the Consent Fee in consideration of the Consent.

BACKUP WITHHOLDING

         Under current Treasury Regulations, in certain circumstances a Registered Holder may be subject to backup withholding with respect to the Consent Fee, unless such Registered Holder (i) is a corporation or is otherwise exempt and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

         THE FOREGOING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. REGISTERED HOLDERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE CONSENT SOLICITATION, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are made available, free of charge, on our Internet Web site at www.rescare.com under the heading "Investor Relations" and the "Financial Information -- SEC Filings" tab, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can review our SEC filings by accessing the SEC's Internet Web site at http://www.sec.gov. You may also read and copy any reports, statements or other information on file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

         Copies of the Indenture are also available from us upon request. Requests for such copies should be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

                       DOCUMENTS INCORPORATED BY REFERENCE

         We incorporate certain information by reference into this Consent Solicitation Statement, which means:

         - we consider incorporated documents to be part of this Consent Solicitation Statement;

         - we may disclose important information to you by referring you to those documents;

         - information we subsequently file with the SEC will automatically update and supercede the information in this Consent Solicitation Statement.

         This Consent Solicitation Statement incorporates by reference the following documents:

         -        our Annual Report on Form 10-K for the year ended December 31,
                  2002;

         - our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 2003;

         - all subsequent documents we file pursuant to the Exchange Act of 1934 after the date of this Consent Solicitation Statement and before the Expiration Date.

         Since this Consent Solicitation Statement may not contain all the information that you may find important, you should review the full text of those documents. Upon request, we will provide each person receiving this Consent Solicitation Statement, including Registered Holders, a free copy, without exhibits, of any or all documents incorporated by reference into this Consent Solicitation Statement. You may direct such requests to:

                     Nel Taylor, Chief Communication Officer
                                 Res-Care, Inc.
                             10140 Linn Station Road
                         Louisville, Kentucky 40223-3813
                                 (502) 394-2100
                                 www.rescare.com

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS CONSENT SOLICITATION STATEMENT OR IN THE DOCUMENTS THAT WE FILE WITH THE SEC. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

                                    EXHIBIT A

                         PROVISIONS CURRENTLY IN EFFECT

THE FOLLOWING PROVISIONS OF THE INDENTURE, DATED AS OF NOVEMBER 15, 2001 (THE "INDENTURE"), AMONG US, THE GUARANTORS NAMED THEREIN, AND WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, AS SUCCESSOR IN INTEREST TO NATIONAL CITY BANK, AS TRUSTEE, ARE CURRENTLY IN EFFECT:

Section 1.01 Definitions.

         "Credit Facility" means the up to $80.0 million senior credit facility to be entered into by the Issuer, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreements, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

         "Credit Facility Agreement" means the Credit and Security Agreement to be entered into by the Issuer, the Guarantors, National City Bank of Kentucky and the banks identified therein, with respect to the Credit Facility.
.....

         "Permitted Liens" means the following types of Liens: ...

         (12) Liens securing Indebtedness of up to $100.0 million incurred pursuant to clause (1) of Section 4.06;
.....

         "Restricted Payment" means any of the following:
....

         (4) any redemption before the scheduled maturity or before any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

Section 4.06. Limitations On Additional Indebtedness.

         The Issuer shall not, and the Issuer shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided, however, that the Issuer or any Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least:

         (i) 2.25 to 1.00, if such date is on or before December 31, 2002 or

         (ii) 2.50 to 1.00, if such date is after December 31, 2002,

in each case determined on a pro forma basis as if the incurrence of such additional Indebtedness and the application of the net proceeds therefrom, had occurred at the beginning of the Four-Quarter Period used to calculate the Issuer's Consolidated Fixed Charge Coverage Ratio (the "Coverage Ratio Exception").

         Notwithstanding the above, so long as no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the "Permitted Indebtedness"):

         (1) Indebtedness of the Issuer and any Guarantor under the Credit Facility in an aggregate amount at any time outstanding (whether incurred under the Coverage Ratio Exception or as Permitted Indebtedness) not to exceed the greater of (x) $80.0 million and (y) the amount of the Borrowing Base as of the date of such incurrence (provided that in no case shall the Indebtedness permitted pursuant to this clause (1) exceed $100.0 million at any one time outstanding);

                                    EXHIBIT B

PROVISIONS THAT WOULD BECOME OPERATIVE IF THE PROPOSED AMENDMENTS ARE APPROVED AND THE SUPPLEMENTAL INDENTURE IS IMPLEMENTED

THE FOLLOWING PROVISIONS OF THE INDENTURE WILL BECOME OPERATIVE IF THE PROPOSED AMENDMENTS ARE APPROVED AND THE SUPPLEMENTAL INDENTURE IS IMPLEMENTED:


Section 1.01 Definitions.

         "Convertible Notes" means the Issuer's 6% Convertible Subordinated Notes due 2004 and 5.9% Convertible Subordinated Notes due 2005.

         "Credit Facility" means the up to $135.0 million senior credit facility to be entered into by the Issuer, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreements, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

         "Credit Facility Agreement" means the [Credit and Security Agreement], dated as of December __, 2003, among the Issuer, the Guarantors, Bank One, N.A. and the banks identified therein, with respect to the Credit Facility, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), as amended or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreements, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

         "First Supplemental Indenture" means that certain First Supplemental Indenture to the Indenture, dated as of December __, 2003 among the Company, the Guarantors and the Trustee.

         "Permitted Liens" means the following types of Liens:
.....

         (12) Liens securing Indebtedness of up to $135.0 million incurred pursuant to clause (1) of Section 4.06;
.....

         "Restricted Payment" means any of the following:
.....

         (4) any redemption before the scheduled maturity or before any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness; provided, however, that the any redemption, repurchase or acquisition by the Issuer of the Convertible Notes after the Issue Date shall not be deemed to be a Restricted Payment."

Section 4.06. Limitations On Additional Indebtedness.

         The Issuer shall not, and the Issuer shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided, however, that the Issuer or any Guarantor may incur additional Indebtedness

(including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least:

         (i) 2.25 to 1.00, if such date is on or before December 31, 2002 or

         (ii) 2.50 to 1.00, if such date is after December 31, 2002,

in each case determined on a pro forma basis as if the incurrence of such additional Indebtedness and the application of the net proceeds therefrom, had occurred at the beginning of the Four-Quarter Period used to calculate the Issuer's Consolidated Fixed Charge Coverage Ratio (the "Coverage Ratio Exception").

         Notwithstanding the above, so long as no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the "Permitted Indebtedness"):

         (1) Indebtedness of the Issuer and any Guarantor under the Credit Facility in an aggregate amount at any time outstanding (whether incurred under the Coverage Ratio Exception or as Permitted Indebtedness) not to exceed the greater of (x) $135.0 million and (y) the amount of the Borrowing Base as of the date of such incurrence (provided that in no case shall the Indebtedness permitted pursuant to this clause (1) exceed $135.0 million at any one time outstanding);

            THE SOLICITATION AGENT FOR THIS CONSENT SOLICITATION IS:

                               UBS INVESTMENT BANK
                              677 WASHINGTON BLVD.
                               STAMFORD, CT 06901
                          CALL COLLECT: (203) 719-4210
                       TOLL FREE: (888) 722-9555 EXT. 4210
                        ATTN: LIABILITY MANAGEMENT GROUP

        Any questions concerning the terms of this solicitation may be directed to the Solicitation Agent.

    THE INFORMATION AGENT AND THE TABULATION AGENT FOR THIS SOLICITATION IS:


                          [GEORGESON SHAREHOLDER LOGO]
                     BANKS AND BROKERS CALL: (212) 440-9800
                   ALL OTHERS CALL TOLL FREE: (866) 257-5271

By Hand Delivery:                        By Overnight Courier:                  By Mail:

Alpine Fiduciary Services, Inc.          Alpine Fiduciary Services, Inc.        Alpine Fiduciary Services, Inc.
c/o Securities Transfer and Reporting    c/o Georgeson Shareholder               c/o Georgeson Shareholder
    Services, Inc. (STARS)                   Communications Inc.                     Communications Inc.
100 William Street, Lower Galleria       219 Murray Hill Parkway                P.O. Box 2065
New York, NY  10038                      East Rutherford, NJ  07073             South Hackensack, NJ  07606-9974
                                                                                Attn:  Corporate Actions Dept.

                                         By Facsimile Transmission:
                                              (201) 528-2733

                                         Facsimile Confirmation:
                                              (201) 896-2601

                       THE TRUSTEE UNDER THE INDENTURE IS:

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION


ALL CONSENTS AND REVOCATIONS OF CONSENTS SHOULD BE SENT TO THE TABULATION AGENT AT THE ADDRESS SPECIFIED ABOVE. REQUESTS FOR ASSISTANCE IN COMPLETING AND DELIVERING CONSENTS, OR FOR ADDITIONAL COPIES OF THE CONSENT OR THIS CONSENT SOLICITATION STATEMENT, SHOULD BE DIRECTED TO THE INFORMATION AGENT. QUESTIONS CONCERNING THE TERMS OF THE CONSENT SOLICITATION SHOULD BE DIRECTED TO THE SOLICITATION AGENT.